Exhibit 10.10


                            ASSIGNMENT


     For valuable consideration in hand paid, the receipt of which is herewith acknowledged, Mobile Americlean Ltd. I, a limited partnership organized under the laws of the State of Florida, by its General Partner, Mobile Americlean,

Inc., a corporation of the State of Florida, by these presents, assigns to

Natural Gas Technologies, a corporation of the State of Texas, all of its right, title and interest in ant o a certain license agreement attached hereto, and made by reference a part hereof, incorporating the use of Patent,

5004,850 owned by Interstate Chemical, Inc., and by agreement, licensed to

Mobile Americlean, Inc.

     Mobile Americlean Ltd. I represents to Natural Gas Technologies that at the closing of this transaction, the Mobile Americlean Ltd. I's location on

Blakely Island, Mobile, Alabama will be free and clear of spoiled and contaminated dirt, and free and clear of any lien against Mobile Americlean

Ltd. I or Mobile Americlean, Inc.

ATTEST:                                   Mobile Americlean Ltd. I
                                          A Limited Partnership, organized
                                          under the laws of the State of
                                          Florida by Mobile Americlean, Inc.,
                                          its general partner




  unreadable                                /S/ TERRENCE R. HUSTON
Secretary                                  Terrence Huston, President








STATE OF FLORIDA }
                 }
COUNTY OF BROWARD}

     On this the 11 day of October , 1996 before me personally came Terrence Huston to me known, who, being by me duly sworn, did depose and say that he is President of Mobile Americlean, Inc. , General partner of Mobile Americlean Ltd., I, a limited partnership, ad that he executed the foregoing instrument at the direction of and on behalf of said limited partnership.


                                          /S/ MARYANNE ANTOGONIANNI
                                          Notary Public

                                          Commission Expires:
                                          Nov. 11, 1999
                                          CC# 151515